As filed with the Securities and Exchange Commission on October 20, 2004
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CHARLES RIVER LABORATORIES
INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1397316
(State of Incorporation)	(I.R.S. Employer Identification No.)

251 Ballardvale St., Wilmington, MA 01887
(Address of Principal Executive Offices, Including Zip Code)

Inveresk Research Group, Inc. 2002 Stock Option and Incentive Compensation Plan Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan (Full Title of the Plans)

Dennis R. Shaughnessy Senior Vice President and General Counsel Charles River Laboratories International, Inc. 251 Ballardvale St. Wilmington, MA 01887 (Name and Address of Agent for Service)

(978) 658-6000 Telephone Number, Including Area Code, of Agent For Service

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,476,658(4)	$19.07(2)	$28,159,868.07(2)	$3,567.86
Common Stock, $0.01 par value per share	1,539,324(5)	$46.29(3)	$71,255,307.96(3)	$9,028.05
(1)	This Registration Statement shall also cover any additional shares of Registrant’s common stock that may be offered to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee of options granted and outstanding pursuant to Rule 457(h) under the Securities Act of 1933, based on a weighted average exercise price of $19.07.
(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high ($46.67) and low ($45.90) prices of the Registrant’s Common Stock, $0.01 par value per share, reported on the New York Stock Exchange on October 13, 2004.
(4)	Represents shares subject to issuance upon the exercise of outstanding stock options under the Inveresk Research Group, Inc. 2002 Stock Option and Incentive Compensation Plan (amended and restated as of May 4, 2004) and the Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan (collectively, the “Inveresk Plans”) and assumed by Registrant on October 20, 2004 in connection with the merger described in the Explanatory Note on the following page of this Registration Statement.
(5)	Represents shares registered for issuance, previously issuable under the Employee Plan, adjusted to reflect the terms of the merger described in the Explanatory Note on the following page of this Registration Statement.

EXPLANATORY NOTE

      Pursuant to the Agreement and Plan of Merger dated as of June 30, 2004, by and among Charles River Laboratories International, Inc. (the “Registrant”), Inveresk Research Group, Inc. (“Inveresk”), Indigo Merger I Corp. and Indigo Merger II LLC (“Merger Sub II”) (as successor to Indigo Merger II Corp.), as amended by Amendment No. 1, dated as of September 15, 2004 (as so amended, the “Merger Agreement”), on October 20, 2004 Indigo Merger I Corp., a wholly owned subsidiary of the Registrant, merged with and into Inveresk, with Inveresk continuing as the initial surviving corporation, and immediately thereafter, the initial surviving corporation merged with and into Merger Sub II, a wholly owned subsidiary of the Registrant, with Merger Sub II (renamed Inveresk Research Group, LLC) continuing as the surviving company. The shares of Registant’s common stock registered are issuable pursuant to options granted under the Inveresk Plans or reserved for future issuance.

Part II. Information Required in the Registration Statement

Item 3: Incorporation of Documents by Reference

We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

     (a) The Registrant’s annual report on Form 10-K for the fiscal year ended December 27, 2003;

     (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 27, 2003, the end of the fiscal year convened by the Registrant’s annual report referred to in (a); and

     (c) The description of the Registrant’s Common Stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form S-1 dated June 23, 2000, filed pursuant to Section 12 of the Exchange Act (No. 333-35524), including any amendment or report filed for the purpose of updating such description.

     All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered have been sold or which de-register all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to collectively as the “Incorporated Documents”).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interest of Named Experts and Counsel

     Dennis R. Shaughnessy, who has issued the opinion of the Registrant’s law department on the legality of the Common Stock of the Registrant offered hereby, is Senior Vice President, Corporate Development, General Counsel and Secretary of the Registrant. Mr. Shaughnessy owns the Registrant’s Common Stock and holds employee stock options to purchase the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers

     Section 102 of the Delaware General Corporation Law (the “DGCL”) allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Article ELEVENTH of the Registrant’s Amended and Restated Certificate of Incorporation includes such a provision. Furthermore, Article ELEVENTH of the Registrant’s Amended and Restated Certificate of Incorporation provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action, suit or proceeding (including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings) to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article SIXTH of the Registrant’s Amended and Restated Certificate of Incorporation provides the Registrant (i) may indemnify any persons whom it shall have power to indemnify thereunder from and against any and all of the expenses, liabilities or other matters referred to in or covered thereby, (ii) shall indemnify each such person if he or she is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Registrant or because he or she was serving the Registrant or any other legal entity in any capacity at the request of the Registrant while a director, officer or employee of the Registrant and (iii) shall pay the expense of such a current or former director, officer or employee incurred in connection with any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those entitled to indemnification or advancement of expenses may be entitled under any by-law, agreement, contract or vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any count of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description of Documents

4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.

4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.

4.3**	Amended and Restated By-laws of Charles River Laboratories International, Inc.

5.1*	Opinion of Dennis R. Shaughnessy, Esq.

23.1*	Consent of Dennis R. Shaughnessy, Esq. (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1*	Inveresk Research Group, Inc. 2002 Stock Option and Incentive Compensation Plan (Amended and Restated as of May 4, 2004).

99.2*	Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan.

*	Filed herewith.
**	Previously filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-35524), filed June 23, 2000 and incorporated by reference herein.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13(a)

or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts, as of the 20th day of October 2004.

CHARLES RIVER LABORATORIES INTERNATIONAL,INC.

By:	/s/ James C. Foster

James C. Foster
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James C. Foster, Dennis R. Shaughnessy and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments), together with any exhibits thereto or documents therewith, to this Registration Statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act, and all applicable requirements of the Commission.

     Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on October 20, 2004.

Signature	Title

/s/ James C. Foster
Chairman, President, Chief Executive Officer and
James C. Foster	Director (Principal Executive Officer)

/s/ Thomas A. Ackerman
Senior Vice President of Finance and Chief Financial
Thomas A. Ackerman	Officer (Principal Financial and Accounting Officer)

/s/ Robert Cawthorn
Director
Robert Cawthorn

/s/ Stephen D. Chubb
Director
Stephen D. Chubb

/s/ George E. Massaro
Director
George E. Massaro

/s/ Linda McGoldrick
Director
Linda McGoldrick

/s/ George M. Milne
Director
George M. Milne

/s/ Douglas E. Rogers
Director
Douglas E. Rogers

/s/ Samuel O. Thier
Director
Samuel O. Thier

/s/ William H. Waltrip
Director
William H. Waltrip

Exhibit Index

Exhibit No.	Description of Documents

4.1**	Form of certificate representing shares of common stock, $0.01 par value per share.

4.2**	Amended and Restated Certificate of Incorporation of Charles River Laboratories International, Inc.

4.3**	Amended and Restated By-laws of Charles River Laboratories International, Inc.

5.1*	Opinion of Dennis R. Shaughnessy, Esq.

23.1*	Consent of Dennis R. Shaughnessy, Esq. (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1*	Inveresk Research Group, Inc. 2002 Stock Option and Incentive Compensation Plan (Amended and Restated as of May 4, 2004).

99.2*	Inveresk Research Group, Inc. 2002 Non-Employee Directors Stock Option Plan.

*	Filed herewith.
**	Previously filed as an exhibit to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-35524), filed June 23, 2000 and incorporated by reference herein.